Exhibit 99.1

FOR IMMEDIATE RELEASE	July 31, 2025

Teleflex Reports Second Quarter Financial Results and Full Year 2025 Outlook

Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the second quarter ended June 29, 2025.

Second quarter financial summary
•GAAP revenue of $780.9, up 4.2% compared to the prior year period; up 1.0% on an adjusted constant currency basis

•GAAP diluted EPS from continuing operations of $2.77, compared to $1.69 in the prior year period

•Adjusted diluted EPS from continuing operations of $3.73, compared to $3.42 in the prior year period

2025 guidance summary (inclusive of the recently closed BIOTRONIK Vascular Intervention business)
•Raising GAAP revenue growth guidance range to 9.00% to 10.00%

•Raising adjusted constant currency revenue growth guidance range to 7.70% to 8.70%

•Raising GAAP EPS from continuing operations guidance range to $6.73 to $7.13

•Raising adjusted diluted EPS from continuing operations guidance range to $13.90 to $14.30

"We are pleased with our solid second quarter results, which reflected an increase in constant currency revenue growth and adjusted earnings per share compared to the prior year period" said Liam Kelly, Teleflex's Chairman, President and Chief Executive Officer. "We continue to make progress in the ongoing execution of our value creation strategy across our business. We started the third quarter by successfully completing our acquisition of BIOTRONIK's Vascular Intervention business, which drove the increase in our 2025 adjusted constant currency revenue guidance. Excluding the impact of the acquisition, our underlying adjusted constant currency revenue guidance for 2025 remains unchanged from our previously provided guidance. The addition of the Vascular Intervention business enhances our global presence in the cath lab with a broad portfolio of therapeutic products, which complement and expand our portfolio of interventional access products, and establish Teleflex's global footprint in the fast-growing peripheral intervention market. As we look ahead, we remain focused on our work to unlock value through the separation of NewCo as we continue to actively explore options to maximize shareholder value creation."

NET REVENUE BY SEGMENT
The following table provides information regarding net revenues in each of the Company's reportable operating segments for the three and six months ended June 29, 2025 and the comparable prior year periods on both a GAAP and adjusted constant currency basis.

	Three Months Ended
	As reported			Adjusted
	June 29, 2025	June 30, 2024	Reported Revenue Growth	June 29, 2025	June 30, 2024	Adjusted Constant Currency Revenue Growth
Americas	$525.7	$515.6	1.9%	$525.7	$515.6	2.0%
EMEA	166.2	147.1	13.0%	166.2	160.9	(2.1)%
Asia	89.0	87.0	2.3%	89.0	87.0	1.2%
Consolidated	$780.9	$749.7	4.2%	$780.9	$763.5	1.0%

	Six Months Ended
	As reported			Adjusted
	June 29, 2025	June 30, 2024	Reported Revenue Growth	June 29, 2025	June 30, 2024	Adjusted Constant Currency Revenue Growth
Americas	$1,001.4	$1,009.6	(0.8)%	$1,001.4	$1,009.6	(0.6)%
EMEA	317.4	306.7	3.5%	317.4	320.5	(2.4)%
Asia	162.8	171.2	(4.9)%	162.8	171.2	(4.0)%
Consolidated	$1,481.6	$1,487.5	(0.4)%	$1,481.6	$1,501.3	(1.3)%
NET REVENUE BY GLOBAL PRODUCT CATEGORY
The following table provides information regarding net revenues in each of the Company's global product categories for the three and six months ended June 29, 2025 and the comparable prior year periods on both a GAAP and adjusted constant currency basis.

	Three Months Ended
	As reported			Adjusted
	June 29, 2025	June 30, 2024	Reported Revenue Growth	June 29, 2025	June 30, 2024	Adjusted Constant Currency Revenue Growth
Vascular Access	$185.5	$181.1	2.4%	$185.5	$181.1	1.4%
Interventional	170.0	141.2	20.4%	170.0	141.2	19.3%
Anesthesia	96.4	102.5	(6.0)%	96.4	102.5	(7.6)%
Surgical	114.0	111.3	2.5%	114.0	111.3	1.4%
Interventional Urology	76.4	83.1	(8.1)%	76.4	83.1	(8.3)%
OEM	78.7	88.8	(11.4)%	78.7	88.8	(12.4)%
Other (1)	59.9	41.7	43.5%	59.9	55.5	3.5%
Consolidated	$780.9	$749.7	4.2%	$780.9	$763.5	1.0%

	Six Months Ended
	As reported			Adjusted
	June 29, 2025	June 30, 2024	Reported Revenue Growth	June 29, 2025	June 30, 2024	Adjusted Constant Currency Revenue Growth
Vascular Access	$367.9	$362.5	1.5%	$367.9	$362.5	1.6%
Interventional	307.6	275.8	11.5%	307.6	275.8	11.5%
Anesthesia	183.0	198.8	(8.0)%	183.0	198.8	(8.1)%
Surgical	219.8	216.8	1.4%	219.8	216.8	1.7%
Interventional Urology	147.4	162.8	(9.5)%	147.4	162.8	(9.5)%
OEM	142.6	176.5	(19.2)%	142.6	176.5	(19.5)%
Other (1)	113.3	94.3	20.3%	113.3	108.1	4.0%
Consolidated	$1,481.6	$1,487.5	(0.4)%	$1,481.6	$1,501.3	(1.3)%
(1) Includes revenues generated from the Company’s respiratory and urology products (other than interventional urology products). In 2024, amounts reflect the impact from increases in our reserves related to the Italian payback measure pertaining to prior years.

OTHER FINANCIAL HIGHLIGHTS
•Depreciation expense, amortization of intangible assets and deferred financing charges for the six months ended June 29, 2025 totaled $134.7 million compared to $135.9 million for the prior year period.
•Total cash, cash equivalents and restricted cash equivalents at June 29, 2025 were $283.9 million compared to $327.7 million at December 31, 2024.
•Net accounts receivable at June 29, 2025 were $513.8 million compared to $459.5 million at December 31, 2024.
•Inventories at June 29, 2025 were $693.7 million compared to $600.1 million at December 31, 2024.

2025 OUTLOOK
The Company increased its full year 2025 year-over-year revenue growth outlook on a GAAP basis from a range of 1.28% to 2.28% to a range of 9.00% to 10.00%. The increase in guidance reflects the acquisition of substantially all of the Vascular Intervention business from BIOTRONIK SE & Co. KG, which is expected to generate revenues of $204 million in the second half of 2025, as well as an estimate of an approximately 0.85% positive impact of foreign exchange rate fluctuations for the full year. On an adjusted constant currency basis, the Company raised its full year 2025 year-over-year revenue growth outlook from 1.00% to 2.00% to 7.70% to 8.70%, reflecting the aforementioned acquisition.

The Company increased its full year 2025 GAAP diluted earnings per share from continuing operations outlook from a range of $6.51 to $6.91 to a range of $6.73 to $7.13. The Company raised its full year 2025 adjusted diluted earnings per share from continuing operations guidance from a range of $13.20 to $13.60 to a range of $13.90 to $14.30, representing a decrease of 0.8% to an increase of 2.1% year-over-year.

Forecasted 2025 Adjusted Constant Currency Revenue Growth Reconciliation

	Low	High
Forecasted 2025 GAAP revenue growth	9.00%	10.00%
Estimated impact of foreign currency exchange rate fluctuations	0.85%	0.85%
Prior year Italian payback measure adjustment	0.45%	0.45%
Forecasted 2025 adjusted constant currency revenue growth	7.70%	8.70%

Forecasted 2025 Adjusted Diluted Earnings Per Share From Continuing Operations Reconciliation

	Low	High
Forecasted GAAP diluted earnings per share from continuing operations	$6.73	$7.13
Restructuring and rationalization items, net of tax	$0.54	$0.54
Impairment items, net of tax	$0.14	$0.14
Acquisition, integration and divestiture related items, net of tax	$0.23	$0.23
Separation costs, net of tax	$1.48	$1.48
ERP implementation, net of tax	$0.42	$0.42
MDR, net of tax	$0.16	$0.16
Intangible amortization expense, net of tax	$4.25	$4.25
Tax adjustments	$(0.05)	$(0.05)
Forecasted adjusted diluted earnings per share from continuing operations, net of tax	$13.90	$14.30

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION
A webcast of Teleflex's second quarter 2025 investor conference call can be accessed live from a link on the Company's website at teleflex.com. The call will begin at 8:00 am ET on July 31, 2025.

An audio replay of the investor call will be available beginning at 11:00 am ET on July 31, 2025, either on the Teleflex website or by telephone. The call can be accessed by dialing 1 800 770 2030 (U.S. and Canada) or 1 609 800 9909 (all other locations). The confirmation code is 69028.

ADDITIONAL NOTES
References in this release to the impact of foreign currency exchange rate fluctuations on adjusted diluted earnings per share include both the impact of translating foreign currencies into U.S. dollars and the impact of foreign currency exchange rate fluctuations on foreign currency denominated transactions.

In the discussion of segment results, "new products" refers to products for which we initiated commercial sales within the past 36 months and "existing products" refers to products we have sold commercially for more than 36 months.

Certain financial information is presented on a rounded basis, which may cause minor differences. Segment results and commentary exclude the impact of discontinued operations.

NOTES ON NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with accounting principles generally accepted in the United States, commonly referred to as “GAAP”. In this press release, we provide supplemental information, consisting of the following non-GAAP financial measures: adjusted revenue, adjusted constant currency revenue growth and adjusted diluted earnings per share. These non-GAAP measures are described in more detail below. Management uses these financial measures to assess Teleflex’s financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business, and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Tables reconciling changes in historical adjusted constant currency net revenues and adjusted net revenues to historical GAAP net revenues and historical adjusted diluted earnings per share from continuing operations to historical GAAP diluted earnings per share from continuing operations are set forth below.

Adjusted revenue: This non-GAAP measure is based upon net revenues, adjusted to exclude the impact in the year ended December 31, 2024 of an increase in our reserves, and corresponding reduction to revenue within our EMEA segment, for prior years. The reserve relates to the Italian payback measure, a law that requires suppliers of medical devices to the Italian National Healthcare System to make payments to the Italian government if medical device expenditures in a given year exceed regional expenditure ceilings established for that year. As a result of a ruling from the Italian courts, we recognized an increase in our reserves during the year ended December 31, 2024, of which $13.8 million related to prior years. The prior year amounts do not represent normal adjustments to revenue, are not expected to recur in future periods and are not recurring in nature, making it difficult to contribute to a meaningful evaluation of our operating performance. Accordingly, management has excluded the $13.8 million prior year amount as it is not indicative of our underlying core performance or business trends.

Adjusted constant currency revenue growth: This non-GAAP measure is based upon net revenues, adjusted to exclude, depending on the period presented, the items described in Adjusted revenue and to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends.

Adjusted diluted earnings per share: This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Restructuring and rationalization charges - Restructuring and rationalization charges include expenses associated with discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies, integrate acquired businesses and optimize product portfolios through targeted rationalization efforts. These changes include qualified restructuring costs (which may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement), restructuring related (which may include accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of a restructuring program) and product line exit charges.

Impairment charges - Impairment charges, including those related to goodwill, and other assets occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results.

Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; temporary financing costs directly associated with the transaction, such as bridge loan financing fees, ticking fees, and similar charges, and the impact of derivative instruments executed to hedge foreign currency exposure or other risks associated with the purchase price. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

Separation costs - These adjustments represents direct costs related to our recently announced strategic actions to separate Teleflex into RemainCo and NewCo and primarily consist of consulting, legal, tax, and other professional advisory services. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur after the transaction has been completed.

Italian payback measure - These adjustments represent the exclusion of the impact from increases in our reserves related to the Italian payback measure pertaining to prior years as described in Adjusted revenue.

Other - These are discrete items that occur sporadically and can affect period-to-period comparisons.

Pension termination and related charges - These adjustments represent charges associated with the planned termination of the Teleflex Incorporated Retirement Income Plan, a frozen U.S. defined benefit pension plan, and related direct incremental expenses including certain charges stemming from the liquidation of surplus plan assets. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur once the plan termination process has been completed. Accordingly, management has excluded these amounts to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until December 2027 for highest-risk devices and December 2028 for lower-risk devices, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

ERP implementation - These adjustments represent direct and incremental costs incurred in connection with our implementation of a new global enterprise resource planning ("ERP") solution and related IT transition costs. An implementation of this scale is a significant undertaking and will require substantial time and attention of management and key employees. The associated costs do not represent normal and recurring operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

Reconciliation of Net Revenue (Dollars in millions)
Net revenue by segment

	Three Months Ended						% Increase / (Decrease)
	June 29, 2025			June 30, 2024
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact	Adjustment impact	Adjusted Constant Currency Revenue Growth
Americas	$525.7	$—	$525.7	$515.6	$—	$515.6	1.9%	(0.1)%	—%	2.0%
EMEA	166.2	—	166.2	147.1	(13.8)	160.9	13.0%	5.7%	9.4%	(2.1)%
Asia	89.0	—	89.0	87.0	—	87.0	2.3%	1.1%	—%	1.2%
Consolidated	$780.9	$—	$780.9	$749.7	($13.8)	$763.5	4.2%	1.2%	2.0%	1.0%

	Six Months Ended						% Increase / (Decrease)
	June 29, 2025			June 30, 2024
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact	Adjustment impact	Adjusted Constant Currency Revenue Growth
Americas	$1,001.4	$—	$1,001.4	$1,009.6	$—	$1,009.6	(0.8)%	(0.2)%	—%	(0.6)%
EMEA	317.4	—	317.4	306.7	(13.8)	320.5	3.5%	1.3%	4.6%	(2.4)%
Asia	162.8	—	162.8	171.2	—	171.2	(4.9)%	(0.9)%	—%	(4.0)%
Consolidated	$1,481.6	$—	$1,481.6	$1,487.5	($13.8)	$1,501.3	(0.4)%	—%	0.9%	(1.3)%

Net revenue by global product category

	Three Months Ended						% Increase / (Decrease)
	June 29, 2025			June 30, 2024
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact	Adjustment impact	Adjusted Constant Currency Revenue Growth
Vascular Access	$185.5	$—	$185.5	$181.1	$—	$181.1	2.4%	1.0%	—%	1.4%
Interventional	170.0	—	170.0	141.2	—	141.2	20.4%	1.1%	—%	19.3%
Anesthesia	96.4	—	96.4	102.5	—	102.5	(6.0)%	1.6%	—%	(7.6)%
Surgical	114.0	—	114.0	111.3	—	111.3	2.5%	1.1%	—%	1.4%
Interventional Urology	76.4	—	76.4	83.1	—	83.1	(8.1)%	0.2%	—%	(8.3)%
OEM	78.7	—	78.7	88.8	—	88.8	(11.4)%	1.0%	—%	(12.4)%
Other (1)	59.9	—	59.9	41.7	(13.8)	55.5	43.5%	4.5%	35.5%	3.5%
Consolidated	$780.9	$—	$780.9	$749.7	($13.8)	$763.5	4.2%	1.2%	2.0%	1.0%

	Six Months Ended						% Increase / (Decrease)
	June 29, 2025			June 30, 2024
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact	Adjustment impact	Adjusted Constant Currency Revenue Growth
Vascular Access	$367.9	$—	$367.9	$362.5	$—	$362.5	1.5%	(0.1)%	—%	1.6%
Interventional	307.6	—	307.6	275.8	—	275.8	11.5%	—%	—%	11.5%
Anesthesia	183.0	—	183.0	198.8	—	198.8	(8.0)%	0.1%	—%	(8.1)%
Surgical	219.8	—	219.8	216.8	—	216.8	1.4%	(0.3)%	—%	1.7%
Interventional Urology	147.4	—	147.4	162.8	—	162.8	(9.5)%	—%	—%	(9.5)%
OEM	142.6	—	142.6	176.5	—	176.5	(19.2)%	0.3%	—%	(19.5)%
Other (1)	113.3	—	113.3	94.3	(13.8)	108.1	20.3%	0.1%	16.2%	4.0%
Consolidated	$1,481.6	$—	$1,481.6	$1,487.5	($13.8)	$1,501.3	(0.4)%	—%	0.9%	(1.3)%
(1) In 2024, amounts reflect the impact from increases in our reserves related to the Italian payback measure pertaining to prior years.

Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended June 29, 2025
	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$780.9	55.2%	27.5%	4.9%	19.9%	$135.2	$12.7	9.4%	$2.77
Adjustments
Restructuring and rationalization charges (A)	—	0.9	—	—	1.0	8.3	1.3		0.16
Impairment charges	—	—	—	—	1.0	8.1	1.8		0.14
Acquisition, integration and divestiture related items (B)	—	—	3.5	—	(3.5)	(27.5)	1.8		(0.67)
Separation costs	—	—	—	—	1.7	12.9	—		0.29
Other items (C)	—	—	—	—	—	0.1	—		0.00
ERP implementation	—	—	(0.5)	—	0.5	3.8	0.5		0.07
MDR	—	—	—	(0.2)	0.2	1.7	—		0.04
Intangible amortization expense	—	3.6	(2.5)	—	6.1	47.5	5.2		0.96
Tax adjustments	—	—	—	—	—	—	1.4		(0.03)
Adjustments total	—	4.5	0.5	(0.2)	7.0	54.9	12.0		0.96
Adjusted basis	$780.9	59.7%	28.0%	4.7%	26.9%	$190.1	$24.7	13.1%	$3.73

Three Months Ended June 30, 2024
	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$749.7	55.6%	33.4%	5.5%	15.6%	$97.5	$17.3	17.8%	$1.69
Adjustments
Restructuring and rationalization charges (A)	—	0.5	(0.1)	—	1.6	12.2	2.1		0.21
Acquisition, integration and divestiture related items (B)	—	—	(0.7)	—	0.7	5.6	—		0.12
Italian payback measure (D)	13.8	0.7	(0.6)	—	1.4	13.8	—		0.29
ERP implementation	—	—	(0.4)	—	0.4	3.0	0.4		0.06
MDR	—	—	—	(0.5)	0.4	3.1	—		0.07
Intangible amortization expense	—	4.0	(2.6)	—	6.6	49.6	5.0		0.94
Tax adjustments	—	—	—	—	—	—	(2.1)		0.04
Adjustments total	13.8	5.2	(4.4)	(0.5)	11.1	87.3	5.4		1.73
Adjusted basis	$763.5	60.8%	29.0%	5.0%	26.7%	$184.8	$22.7	12.3%	$3.42

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of as reported and adjusted revenues.
(2) Operating margin defined as Income from continuing operations before interest and taxes as a percentage of as reported and adjusted revenues.

Totals may not sum due to rounding.

Six Months Ended June 29, 2025
	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$1,481.6	55.4%	29.5%	5.1%	19.0%	$244.2	$26.5	10.9%	$4.82
Adjustments
Restructuring and rationalization charges (A)	—	0.8	—	—	1.0	15.1	2.5		0.28
Impairment charges	—	—	—	—	0.6	8.1	1.8		0.14
Acquisition, integration and divestiture related items (B)	—	—	3.1	—	(3.1)	(45.3)	2.7		(1.05)
Separation costs	—	—	—	—	1.1	16.1	—		0.36
Other items (C)	—	—	—	—	—	0.1	—		0.00
ERP implementation	—	—	(0.7)	—	0.7	9.7	1.5		0.18
MDR	—	—	—	(0.2)	0.2	3.0	0.1		0.07
Intangible amortization expense	—	3.8	(2.6)	—	6.4	95.5	10.4		1.88
Tax adjustments	—	—	—	—	—	—	2.1		(0.05)
Adjustments total	—	4.6	(0.2)	(0.2)	6.9	102.3	21.1		1.81
Adjusted basis	$1,481.6	60.0%	29.3%	4.9%	25.9%	$346.5	$47.6	13.7%	$6.63

Six Months Ended June 30, 2024
	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$1,487.5	56.0%	42.5%	5.3%	7.5%	$71.7	$(24.2)	(33.8)%	$2.02
Adjustments
Restructuring and rationalization charges (A)	—	0.4	(0.1)	—	1.1	15.9	2.6		0.28
Impairment charges	—	—	—	—	0.1	2.1	0.5		0.04
Acquisition, integration and divestiture related items (B)	—	0.1	(0.5)	—	0.6	9.0	0.4		0.18
Italian payback measure (D)	13.8	0.3	(0.4)	—	0.9	13.8	—		0.29
ERP implementation	—	—	(0.2)	—	0.2	3.1	0.4		0.06
MDR	—	—	—	(0.5)	0.4	6.3	—		0.13
Pension termination costs	—	—	(9.3)	—	9.3	138.6	58.2		1.70
Intangible amortization expense	—	4.1	(2.6)	—	6.6	99.8	10.1		1.89
Tax adjustments	—	—	—	—	—	—	(2.1)		0.04
Adjustments total	13.8	4.9	(13.1)	(0.5)	19.2	288.6	70.1		4.61
Adjusted basis	$1,501.3	60.9%	29.4%	4.8%	26.7%	$360.3	$45.9	12.7%	$6.63

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of as reported and adjusted revenues.
(2) Operating margin defined as Income from continuing operations before interest and taxes as a percentage of as reported and adjusted revenues.

Totals may not sum due to rounding.

Tickmarks to Reconciliation Tables
(A)Restructuring and optimization charges – For the three months ended June 29, 2025, pre-tax restructuring charges were $1.2 million, restructuring related charges were $4.4 million, and product rationalization charges were $2.6 million. For the three months ended June 30, 2024, pre-tax restructuring charges were $7.9 million and restructuring related charges were $4.4 million. For the six months ended June 29, 2025, pre-tax restructuring charges were $2.7 million, restructuring related charges were $9.8 million, and product rationalization charges were $2.6 million. For the six months ended June 30, 2024, pre-tax restructuring charges were $8.4 million and restructuring related charges were $7.5 million.

(B)Acquisition, integration and divestiture related items – For the three and six months ended June 29, 2025, these charges primarily related to the acquisition the Vascular Intervention business of BIOTRONIK SE & Co. KG and changes in the estimated fair value of our contingent consideration liabilities. The charges include acquisition and integration costs of $16.1 million and $22.4 million, for the three and six months ended June 29, 2025, respectively, which were offset by benefits of $59.7 million and $82.2 million for the three and six months ended June 29, 2025, respectively, related to non-designated foreign currency forward contracts entered into to economically hedge against the foreign currency exposure associated with the cash consideration required to complete the acquisition. For the three and six months ended June 30, 2024, these charges related to changes in the estimated fair value of our contingent consideration liabilities and the acquisition of Palette Life Sciences AB.

(C)Other - For the three and six months ended June 29, 2025, other items included expenses associated with prior year tax matters.

(D)Italian payback measure – Adjustment reflects the impact of an increase in reserves for prior years related to the Italian payback measure and its impact on the adjusted basis for each Non-GAAP financial measure presented within the table.

ABOUT TELEFLEX INCORPORATED
As a global provider of medical technologies, Teleflex is driven by our purpose to improve the health and quality of people’s lives. Through our vision to become the most trusted partner in healthcare, we offer a diverse portfolio with solutions in the therapy areas of anesthesia, emergency medicine, interventional cardiology and radiology, surgical, vascular access, and urology. We believe that the potential of great people, purpose driven innovation, and world-class products can shape the future direction of healthcare.

Teleflex is the home of Arrow™, Barrigel™, Deknatel™, LMA™, Pilling™, QuikClot™ Rüsch™, UroLift™ and Weck™ – trusted brands united by a common sense of purpose.

At Teleflex, we are empowering the future of healthcare. For more information, please visit teleflex.com.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including, but not limited to, forecasted 2025 GAAP and adjusted constant currency revenue growth and GAAP and adjusted diluted earnings per share; our estimates regarding the projected impact of foreign currency exchange rate fluctuations on our 2025 financial results; statements about our acquisition of the Vascular Intervention business; and statements about our plans to separate certain of our businesses. Actual results could differ materially from those in the forward-looking statements due to, among other things, unanticipated difficulties and expenditures in connection with integration programs; risks associated with the completed financing of the acquisition; customer and shareholder reaction to the transactions; disruption from the transactions making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of regulatory actions related to the acquisition; delays or cancellations in shipments; demand for and market acceptance of new and existing products; our inability to provide products to our customers, which may be due to, among other things, events that impact key distributors, suppliers and third-party vendors that sterilize our products; our inability to effectively execute our restructuring plans and programs; our inability to realize anticipated savings from restructuring plans and programs; the impact of healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of enacted tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; increases in raw material costs that cannot be recovered in product pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, tariffs, sovereign debt issues and international conflicts and hostilities, such as the ongoing conflicts in the Ukraine and the Middle East; public health epidemics; difficulties in entering new markets; general economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation.

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(Dollars and shares in thousands, except per share)
Net revenues	$780,889	$749,691	$1,481,558	$1,487,540
Cost of goods sold	349,804	333,233	661,034	654,948
Gross profit	431,085	416,458	820,524	832,592
Selling, general and administrative expenses	215,081	250,631	437,791	493,461
Research and development expenses	38,521	41,094	74,925	78,393
Pension settlement charge	—	—	—	138,139
Restructuring charges, separation costs and impairment charges	22,172	7,855	26,927	10,514
Income from continuing operations before interest and taxes	155,311	116,878	280,881	112,085
Interest expense	21,708	21,168	40,252	43,851
Interest income	(1,643)	(1,787)	(3,560)	(3,453)
Income from continuing operations before taxes	135,246	97,497	244,189	71,687
Taxes (benefit) on income from continuing operations	12,662	17,332	26,501	(24,219)
Income from continuing operations	122,584	80,165	217,688	95,906
Operating loss from discontinued operations	(4)	(164)	(137)	(751)
Tax benefit on operating loss from discontinued operations	—	(37)	(31)	(172)
Loss from discontinued operations	(4)	(127)	(106)	(579)
Net income	$122,580	$80,038	$217,582	$95,327
Earnings per share:
Basic:
Income from continuing operations	$2.77	$1.70	$4.84	$2.03
Loss from discontinued operations	—	—	(0.01)	(0.01)
Net income	$2.77	$1.70	$4.83	$2.02
Diluted:
Income from continuing operations	$2.77	$1.69	$4.82	$2.02
Loss from discontinued operations	—	—	—	(0.01)
Net income	$2.77	$1.69	$4.82	$2.01
Weighted average common shares outstanding
Basic	44,269	47,151	45,017	47,130
Diluted	44,332	47,361	45,120	47,378

TELEFLEX INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 29, 2025	December 31, 2024
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$253,697	$290,188
Accounts receivable, net	513,812	459,495
Inventories	693,686	600,133
Prepaid expenses and other current assets	199,000	117,851
Prepaid taxes	63,667	3,457
Total current assets	1,723,862	1,471,124
Property, plant and equipment, net	548,961	502,852
Operating lease assets	99,097	108,912
Goodwill	2,694,052	2,632,314
Intangible assets, net	2,184,312	2,268,714
Deferred tax assets	12,866	11,374
Other assets	112,069	102,624
Total assets	$7,375,219	$7,097,914
LIABILITIES AND EQUITY
Current liabilities
Current borrowings	$100,000	$100,000
Accounts payable	157,558	141,031
Accrued expenses	157,178	143,167
Payroll and benefit-related liabilities	114,167	151,263
Accrued interest	5,632	5,338
Income taxes payable	22,494	41,318
Other current liabilities	159,119	67,243
Total current liabilities	716,148	649,360
Long-term borrowings	1,801,645	1,555,871
Deferred tax liabilities	373,955	391,066
Pension and postretirement benefit liabilities	21,485	20,185
Noncurrent liability for uncertain tax positions	1,968	1,831
Noncurrent operating lease liabilities	93,506	99,154
Other liabilities	123,644	102,307
Total liabilities	3,132,351	2,819,774
Commitments and contingencies
Total shareholders' equity	4,242,868	4,278,140
Total liabilities and shareholders' equity	$7,375,219	$7,097,914

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 29, 2025	June 30, 2024
	(Dollars in thousands)
Cash flows from operating activities of continuing operations:
Net income	$217,582	$95,327
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	106	579
Depreciation expense	37,583	34,487
Intangible asset amortization expense	95,460	99,686
Deferred financing costs and debt discount amortization expense	1,705	1,716
Pension settlement charge	—	138,139
Fair value step up of acquired inventory sold	—	1,722
Changes in contingent consideration	14,080	5,852
Stock-based compensation	14,767	15,739
Asset impairment charge	8,117	2,110
(Gain) loss on non-designated foreign currency forward contracts	(83,532)	—
Deferred income taxes, net	(1,935)	(62,953)
Interest benefit on swaps designated as net investment hedges	(7,484)	(8,000)
Other	(5,584)	2,168
Changes in assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(41,674)	(11,238)
Inventories	(50,593)	(23,775)
Prepaid expenses and other assets	(6,100)	11,443
Accounts payable, accrued expenses and other liabilities	(31,289)	(34,157)
Income taxes receivable and payable, net	(80,023)	(64,313)
Net cash provided by operating activities from continuing operations	81,186	204,532
Cash flows from investing activities of continuing operations:
Expenditures for property, plant and equipment	(64,639)	(73,232)
Payments for businesses and intangibles acquired, net of cash acquired	(6,700)	(70)
Insurance settlement proceeds	9,447	—
Net proceeds on swaps designated as net investment hedges	7,612	18,262
Proceeds from sales of investments	—	7,300
Purchase of investments	(5,000)	(7,300)
Net cash used in investing activities from continuing operations	(59,280)	(55,040)
Cash flows from financing activities of continuing operations:
Proceeds from new borrowings	300,000	—
Reduction in borrowings	(55,375)	(98,250)
Repurchase of common stock	(300,000)	—
Net proceeds from share based compensation plans and related tax impacts	7,207	2,398
Share repurchase excise tax	(1,894)	—
Payments for contingent consideration	(112)	(122)
Dividends paid	(30,218)	(32,018)
Debt extinguishment, issuance and amendment fees	(2,800)	—
Net cash used in financing activities from continuing operations	(83,192)	(127,992)
Cash flows from discontinued operations:
Net cash used in operating activities	(350)	(2,239)
Net cash used in discontinued operations	(350)	(2,239)
Effect of exchange rate changes on cash, cash equivalents and restricted cash equivalents	17,908	(3,542)
Net (decrease) increase in cash, cash equivalents and restricted cash equivalents	(43,728)	15,719
Cash, cash equivalents and restricted cash equivalents at the beginning of the period	327,650	222,848
Cash, cash equivalents and restricted cash equivalents at the end of the period	$283,922	$238,567

Contacts:
Teleflex Incorporated:
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

investors.teleflex.com
610-948-2836